As of June 30, 2014 the following
persons or entities no longer own
more than 25% of a funds voting security.


Salient MLP & Energy Infrastructure Fund II
UBS WM USA			24.31%

Salient Alternative Beta Fund
NFS LLC	FEBO		 	24.22%